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                      STOCK AND WARRANT PURCHASE AGREEMENT



          THIS AGREEMENT is made as of the 1st day of October, 1996, between Epoch Pharmaceuticals, Inc. (the "Company"), a corporation organized under the laws of Delaware, with its principal offices at 1725 220th Street, S.E., No. 104, Bothell, Washington 98021 and VIMRx Pharmaceuticals Inc., a Delaware corporation, with its principal offices at 2751 Centerville Road, Suite 210, Little Falls II, Wilmington, Delaware 19808 (the "Purchaser").

                                    RECITALS

          A. In November 1993, the Company agreed to purchase all of the capital stock of Ribonetics GmbH ("Ribonetics") from Animal Biotechnology Cambridge Limited ("ABC") and Herbert Stadler, who, together, owned all of the capital stock of Ribonetics (the "Ribonetics Transaction"). In connection therewith, as a portion of the purchase price therefor, the Company paid $1,502,000 in cash upon execution of an agreement relating to the Ribonetics Transaction.

          B. In or about September 1994, the Company and ABC became engaged in a dispute over the purported termination of the Ribonetics Transaction by ABC.

          C. Purchaser, a biotechnology company, subsequently obtained an interest in Ribonetics.

          D. The Company and Purchaser have agreed to enter into this Agreement in full settlement and release of any and all claims of the Company against Purchaser relating to Purchaser's interest in Ribonetics, and other matters specified herein.

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                    AGREEMENT

          SECTION 1. Agreement to Sell and Purchase the Securities. Concurrently with the execution hereof, the Company will sell to Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the following:

                    (a) 457,143 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $1.75 per Share;

                    (b) warrants (the "Warrants") to purchase up to 900,000 shares of Common Stock (the "Warrant Shares") of the Company, 450,000 of which shall be at an exercise price of $2.00 per Warrant Share, and 450,000 of which shall be at an exercise price of $3.00 per Warrant Share.


                                                EXHIBIT 10.65
                                                EPOCH PHARMACEUTICALS, INC.
                                                QUARTERLY REPORT ON FORM 10-QSB

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The Warrants shall be subject to such other terms and conditions as set forth in the forms attached hereto as Exhibits A and B. The Shares and the Warrants are sometimes hereinafter referred to collectively as the "Securities."

          SECTION 2. Delivery of the Securities. The completion of the purchase and sale of the Securities shall occur concurrently with the execution hereof, at which time the Company shall deliver to Purchaser one or more stock certificates and one or more warrant certificates registered in the name of Purchaser, or in such nominee name(s) as designated by Purchaser, representing the number of Shares and Warrants set forth above. The Company's obligation to complete the sale of the Securities and deliver such certificate(s) to the Purchaser shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of New York Clearing House funds in the full amount of the purchase price for the Securities being purchased hereunder; and (b) the accuracy of the representations and warranties made by the Purchaser. The Purchaser's obligation to accept delivery of such certificate(s) and to pay for the Securities evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein.

          SECTION 3. Representations, Warranties and Covenants. The Company hereby represents and warrants to, and covenants with, Purchaser as follows:

          3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

          3.2 Due Execution, Delivery and Performance of the Agreements. The Company's execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by the Company, and (b) will not violate any law, any provision of the Certificate of Incorporation or By-laws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company or any of its subsidiaries. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement and the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 6.6 hereof may be legally unenforceable.

          3.3 Issuance, Sale and Delivery of the Securities. When issued, the warrants and, when issued and paid for, the Shares, to be sold hereunder by the Company, and when issued upon due exercise of the Warrants, the Warrant Shares, will be duly authorized, validly issued

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and outstanding, fully paid and non-assessable, and free and clear of all liens, charges, security interests and other encumbrances and preemptive rights and rights of first refusal.

          3.4 Additional Information. The Company represents and warrants that the information contained in the following documents, which the Company has furnished to the Purchaser, is true and correct in all material respects as of their respective final dates:

                    (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (without exhibits);

                    (b) the Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1996;

                    (c) the Company's Quarterly Report on Form 10-QSB for the three month period ended June 30, 1996;

                    (d) the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held September 25, 1996; and

                    (e) all other documents, if any, filed by the Company with the Securities and Exchange Commission since June 30, 1996 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(the foregoing collectively, the "1996 Company Filings").

          3.5 No Material Change. Except as set forth in Schedule 3.5 as of the date hereof, there has been no material adverse change in the financial condition or results of operations of the Company since June 30, 1996.

          3.6 Reservation of Shares. The Company will at all times during the term of the Warrants have authorized and unissued and reserved a sufficient number of shares of Common Stock to provide for exercise of the Warrants.

          3.7 Other Company Securities and Agreements.

                    (a) Except as set forth in the 1996 Company Filings or in
Schedule 3.7(a) hereto, (i) there are no outstanding options, warrants, agreements, securities convertible into, or preemptive rights or other rights to subscribe for or to purchase, any shares of capital stock of the Company, (ii) there are no contracts or agreements of the Company to purchase, redeem or otherwise acquire any of the securities of the Company, (iii) there are no outstanding bonds, notes or other indebtedness having general voting rights or convertible into or exchangeable for securities having such voting rights, and
(iv) there are no restrictions upon the voting or transfer of any shares of the Company's capital stock pursuant to its Certificates of Incorporation or By-Laws.

                    (b) Except as set forth on Schedule 3.7(b), neither the issuance of the Shares and the Warrants or the issuance of the Warrant Shares will require or cause any adjustment to the exercise price or purchase price or to the number of shares or other securities

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purchasable pursuant to any option, warrant, convertible security or any other contract, agreement or instrument of the Company.

          3.8 Litigation. Except as set forth in the 1996 Company Filings, there is no action, suit or proceeding pending, or to the best knowledge of the Company threatened, against the Company which could materially adversely affect the Company.

          3.9 Intellectual Property. Except as set forth in the 1996 Company Filings, (i) the Company is the sole owner of all its rights under the agreements granting any right to use or practice any right relating to the Intellectual Property (as defined below) currently used in the conduct of the Company's business (the "Licenses"), free and clear of any liens, charges, pledges, security interests or other encumbrances; (ii) the Company is the sole owner, or, with respect to Intellectual Property which is licensed, has a valid right to use pursuant to a License, all patents and patent applications; registered and unregistered trademarks, service marks, trade names, logos, and other source or business identifiers, including all goodwill associated therewith; registered and unregistered copyrights, computer programs and databases; trade secrets, proprietary technology, know-how, industrial designs and other confidential information ("Trade Secrets"); and pending applications for any of the foregoing (collectively, the "Intellectual Property") currently used in the conduct of its business, free and clear of any liens, charges, pledges, security interests or other encumbrances; (iii) to the Company's best knowledge, the present or past operations of the Company do not infringe upon, violate, interfere or conflict with the rights of others with respect to any Intellectual Property and no proceeding is pending or threatened, to this effect; (iv) to the Company's best knowledge, none of the Intellectual Property is invalid or unenforceable, or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the intellectual Property and no proceeding is pending or threatened, to this effect; (v) no License provision or any other contract, agreement or understanding with any party exists which would prevent the continued use by the Company (as currently used by the Company) of any Intellectual Property as a result of the consummation of the transactions contemplated hereby; (vi) to the Company's best knowledge, no person is infringing upon or otherwise violating any Intellectual Property or License;
(vii) there are no proceedings pending or, to the best knowledge of the Company, threatened, in connection with any License; and (viii) to the best knowledge of the Company, no Trade Secret has been disclosed by the Company to any third party except subject to an appropriate confidentiality agreement or as required by a governmental authority.

          3.10 Indemnification.

                    (a) The Company shall hold Purchaser and Purchaser's directors, officers, and controlling persons and their respective heirs, representatives, successor and assigns, harmless and indemnify them against all liabilities, costs and expenses incurred by them as a result of any breach of the representations or covenants of the Company contained in this Section 3.

                    (b) The right to indemnification under paragraph (a) of
Section 3.10 is subject to the following limitations:

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                             (i) indemnification for claims under paragraph (a)
shall be payable by the Company hereunder if and only if to the extent that the aggregate amount of all losses by Purchaser shall exceed $100,000 calculated on a cumulative basis and not per item basis (the "Basket"), whereupon the Company shall then be responsible for paying all of the losses incurred by Purchaser in excess of the Basket; and

                             (ii) the aggregate liabilities and obligations of
the Company under this Section 3.10 shall be limited to $800,000.

          SECTION 4. Representations, Warranties and Covenants of the
Purchasers.

          4.1 Investment Representations. Purchaser represents and warrants to, and covenants with, the Company that: (i) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) Purchaser is acquiring the number of Securities set forth above for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement (as defined in Section 6 hereof)); (iii) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder; (iv) Purchaser has, in connection with its decision to purchase the number of Securities set forth above, relied solely upon the 1996 Company Filings and the documents incorporated therein by reference and the representations and warranties of the Company contained herein; and (v) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Purchaser acknowledges that each certificate representing the Shares, the Warrants and the Warrant Shares shall be imprinted with a legend substantially in the following form:

                             "The securities represented hereby have not been
                    registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. The issuer of the securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws."

          4.2 Due Execution, Delivery, Enforceability. Purchaser further represents and warrants to, and covenants with, the Company that (i) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of

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this Agreement, and (ii) upon the execution and delivery thereof, this Agreement shall constitute valid and binding obligations of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 6.6 hereof may be legally unenforceable.

          4.3 Indemnification.

                    (a) The Purchaser shall hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and indemnify them against all liabilities, costs and expenses incurred by them as a result of any breach of the representations or covenants of the Purchaser contained in this Section 4.

                    (b) The right to indemnification under paragraph (a) of
Section 4.3 is subject to the following limitations:

                             (i) indemnification for claims under paragraph (a)
shall be payable by the Purchaser hereunder if and only if to the extent that the aggregate amount of all losses by the Company shall exceed $100,000 calculated on a cumulative basis and not per item basis (the "Basket"), whereupon the Purchaser shall then be responsible for paying all of the losses incurred by the Company in excess of the Basket; and

                             (ii) the aggregate liabilities and obligations of
the Purchaser under this Section 4.3 shall be limited to $800,000.

          SECTION 5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor and remain effective until two (2) years from the date hereof.

          SECTION 6. Registration Rights.

          6.1 Definitions. As used in this Section 6:

                    (a) The terms "register," "registered," and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                    (b) The term "Registrable Securities" means the Shares, Warrant Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the

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like, the number of shares of Registrable Securities used throughout this
Agreement for various purposes shall be proportionately increased or decreased, provided, however, that any such security shall cease to be a Registrable Security at such time as it is publicly saleable without restriction, pursuant to Rule 144(k) of the SEC, or otherwise.

          6.2 Demand Registration.

                    (a) Demand for Registration. If the Company shall receive from Purchaser a written demand (a "Demand Registration") that the Company effect any registration under the 1933 Act of at least 400,000 shares of the Registrable Securities the Company will use its best efforts to effect such registration as soon as practicable as may be so demanded and as will permit or facilitate the sale and distribution of all or such portion of Purchaser's Registrable Securities as are specified in such demand, provided that the Company shall not be obligated to take any action to effect any such registration, pursuant to this paragraph 6.2:

                                       (A) Within 120 days immediately following
          the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration relating solely to employee benefit plans);

                                       (B) After the Company has effected an
          aggregate of two such registrations pursuant to this paragraph 6.2 and the sales of the shares of Common Stock under such registrations have closed;

                                       (C) If the Company shall furnish to
          Purchaser a certificate signed by the President of the Company, stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its stockholders (for reasons other than concern over the effect on the market for the Company's securities) for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than 60 days within which to file such Registration Statement; provided, however, that the Company shall not use this right more than once in any twelve month period; or

                                       (D) Earlier than October 1, 1997.

                    (b) Underwriting. If Purchaser intends to distribute the Registrable Securities covered by its demand by means of an underwriting, it shall so advise the Company as part of its demand made pursuant to this paragraph 6.2.

          The Company shall, together with Purchaser, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by Purchaser and reasonably satisfactory to the Company. Notwithstanding any other provision of this paragraph 6.2, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise Purchaser that the number of shares of Registrable Securities that may be included shall be limited to the extent required by the underwriter's marketing limitation.

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          If the underwriter has not limited the number of Registrable
Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          6.3 Company Registration.

                    (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration pursuant to paragraph 6.2 hereof, the Company will:

                               (i) promptly give to Purchaser written notice
thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                               (ii) include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, except as set forth in subparagraph 6.3(b) below.

                    (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given pursuant to subparagraph 6.3(a)(i). In such event, the right of Purchaser to registration pursuant to this paragraph 6.3 shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. Purchaser shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph 6.3, if the underwriter determines that marketing factors require, or if prior registration rights granted by the Company require a limitation of the number of shares to be underwritten, the underwriter and the Company may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by stockholders shall be excluded (unless such stockholders have been previously granted registration rights with priority), and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be limited to the extent required by the underwriter's marketing limitation. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

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          6.4 Expenses of Registration. All expenses incurred in connection with the first two registrations effected pursuant to paragraph 6.2 and all registrations effected pursuant to paragraph 6.3, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts, or commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under paragraph 6.2 if the registration request is subsequently withdrawn at the request of Purchaser, unless Purchaser agrees to forfeit its right to a demand registration pursuant to paragraph 6.2. In the absence of such an agreement to forfeit, Purchaser shall bear all such expenses of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, Purchaser has learned of a material adverse change in the condition, business, or prospects of the Company from that known to Purchaser at the time of its request, then Purchaser shall not be required to pay any of said expenses and shall retain its rights pursuant to paragraph 6.2.

          6.5 Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety (90) days or, if sooner, until Purchaser has completed the distribution relating thereto.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to Purchaser and each underwriter of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as Purchaser may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Purchaser shall also enter into and perform its obligations under such an agreement.

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                    (f) Notify Purchaser at any time when a prospectus relating to Registerable Securities covered by such registration statement is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (g) Furnish unlegended certificates representing the Registrable Securities to be sold pursuant to any registration statement and in such denominations and registered in such names as Purchaser may request, and instruct the transfer agent to release and stop transfer orders with respect to such Registrable Securities being sold.

                    (h) Advise the Purchaser of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose, and make every reasonable effort to prevent the issuance, or obtain the withdrawal of, any such stop order or other order suspending the effectiveness of any registration statement at the earliest possible time.

                    (i) Cooperate with the Purchaser and the managing underwriter(s), if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc.

                    (j) Effect the listing of the Registrable Securities on The Nasdaq Small Cap Market or such other national securities exchange or over-the-counter market on which shares of the Common Stock shall then be listed.

                    (k) Obtain for delivery to the Purchaser and the underwriter(s) or their agent an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Purchaser, underwriters or agents and their counsel.

                    (l) Advise the Purchaser of any request by the SEC for amendments or supplements to the registration statement or the prospectus included therein or for additional information.

                    (m) Take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

          6.6 Indemnification.

                    (a) The Company will, and does hereby undertake to, indemnify and hold harmless Purchaser and its officers, directors and agents, and each person controlling Purchaser, with respect to any registration, qualification, or compliance effected pursuant to this Section 6,

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and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to Purchaser, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred Purchaser, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Purchaser or underwriter and stated to be specifically for use therein.

                    (b) Purchaser will, if Registrable Securities held by or issuable to Purchaser are included in such registration, qualification, or compliance, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other holder of the Company's securities that are included in such Registration Statement, each of such other holder's officers, partners, directors and agents and each person controlling such other holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other holder, and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Purchaser and stated to be specifically for use therein; provided, however, that the liability of Purchaser hereunder shall be limited to the net proceeds received by Purchaser from the sale of securities under such Registration Statement. In no event will Purchaser be required to enter into any agreement or undertaking in connection with any registration under this Section 6 providing for any indemnification or contribution obligations on the part of Purchaser greater than Purchaser's obligations under this paragraph 6.6.

                    (c) Each party entitled to indemnification under this paragraph 6.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after

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
such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

          6.7 Information by Purchaser. If Purchaser includes Registrable Securities in any registration, Purchaser shall furnish to the Company such information regarding Purchaser and the distribution proposed by Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 6.

          6.8 Transfer of Registration Rights. The rights of the Purchaser contained in paragraphs 6.2 and 6.3 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Purchaser" for purposes of this Section 6; provided that the Company is given written notice by Purchaser at the time of or within a reasonable time after said transfer stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          6.9 Delay of Registration. Purchaser shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

          6.10 Rule 144 Reporting. With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act;

                    (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act;

                    (c) So long as Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          6.11 Exercise of Warrants. Notwithstanding any provision of the Warrants, Purchaser shall not be required to exercise its Warrants as a condition to initiating or participating in any registration pursuant to this Agreement, so long as such exercise is effected by the effective date of any such registration.

          SECTION 7. Additional Agreements.

                    (a) Release. The Company, for and on behalf of itself and its stockholders, officers, directors, employees, agents, legal representatives, parent companies, subsidiaries, related and affiliated companies, successors and assigns, and, to the extent applicable, the heirs and legal representatives of the foregoing individuals (collectively, the "Releasing Parties") hereby absolutely and unconditionally RELEASES AND FOREVER DISCHARGES AND ACQUITS the Purchaser, VPI Holdings, Ltd., a Bermuda company, Ribonetics Gesellschaft fur Molekulars Therapie GmbH, a German corporation ("Ribonetics"), VPI Gesellschaft fuer die entwicklung und synthese von oligomeren mbH, a German corporation, VPI
(UK) Ltd., an English limited company, Cambes, Ltd., a Delaware corporation, and their respective present and former stockholders (including but not limited to Dr. Herbert Stadler), officers, directors, employees, agents, legal representatives, parent companies, subsidiaries, related and affiliated companies, predecessors, successors and assigns, and, to the extent applicable, the heirs and legal representatives of the foregoing individuals (collectively, the "Released Parties"), from each and every claim, demand, action, cause of action, debt, liability, obligation, covenant, agreement or damages, whatsoever, known or unknown, whether now asserted or otherwise suspected or unsuspected, liquidated or unliquidated, which the Releasing Parties ever had, now have or hereafter can, shall or may have against the Released Parties in connection with or arising out of or related to any and all transactions, negotiations, discussions, payments, investments, contracts, instruments, or other dealings, between the Company, on the one hand, and Animal Biotechnology Cambridge, Ltd., an English limited company ("ABC"), Dr. Herbert Stadler, an individual ("Dr. Stadler"), and/or Ribonetics, on the other hand, including but not limited to that certain Agreement executed in or about November, 1993 by and among the Company, ABC and Dr. Stadler relating to the purchase of capital stock of Ribonetics; provided, however, that (i) the foregoing shall in no event extend to the continuing liabilities and obligations of Purchaser relating to, arising out of, or in connection with the breach of any representation, warrants, indemnity, covenant or agreement set forth in this Agreement, and (ii) the foregoing shall be void from its inception in the event Purchaser shall initiate any legal proceeding to rescind the purchase of the Securities hereunder.

                    (b) Appointment of Nominee to the Board of Directors. Concurrently with the closing of the transactions contemplated hereby, the Board of Directors of the Company shall appoint Richard L. Dunning ("Dunning") to the Company's Board of Directors and thereafter shall nominate Dunning for election to the Board by the Company's stockholders until such time as Purchaser no longer holds a minimum of 200,000 shares of Common Stock of the Company, including shares issuable upon exercise of the Warrants.

                    (c) License of Technology. Purchaser will cooperate with the Company's efforts to obtain, and will use reasonable efforts to assist the Company in obtaining, from the licensor thereof, a license of the right to make oligonucleotides containing 2'-Q-allyl nucleotides. The foregoing shall not be construed so as to require Purchaser or make any payment, to incur more than nominal expense, to assign or transfer any right or property, to enter into, amend or modify any license or agreement, or to otherwise suffer any more than a nominal detriment.

          SECTION 8. Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

          SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                    (a)      if to the Company, to:

                                  Epoch Pharmaceuticals, Inc.
                                  1725 220th Street, S.E., No. 104
                                  Bothell, Washington 98021
                                  Attention:  President

                             or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

                    (b)      if to the Purchaser, to:

                                  VIMRx Pharmaceuticals Inc.
                                  2751 Centerville Road, Suite 210
                                  Little Falls II, Wilmington, Delaware 19808
                                  Attention: President

                             or at such other address or addresses as may have been furnished to the Company in writing.

          SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers.

          SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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
          SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America.

          SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                  EPOCH PHARMACEUTICALS, INC.


                                  By: /s/ Sanford S. Zweifach
                                     ------------------------------------------
                                     Name:  Sanford s. Zweifach
                                     Title: President, CFO


                                  VIMRx PHARMACEUTICALS INC.


                                  By: /s/ R. L. Dunning
                                     ------------------------------------------
                                     Name:  R. L. Dunning
                                     Title: Pres. & CEO

                                       15